SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only
	(as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[  ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

	UAM Funds Trust - SEC File Nos. 33-79858, 811-
8544
	(Name of Registrant as Specified In Its
Charter)
	...............................................
	(Name of Person(s) Filing Proxy Statement, if
other than the	Registrant)

Payment of Filing Fee (Check the appropriate box):
[X ]	No fee required.
[  ]	Fee computed on table below per Exchange Act
Rules 14a-6(i)(1) and 0-11.
	1)	Title of each Class of securities to
which transaction applies:
	2)	Aggregate number of securities to which
transaction applies:
	3)	Per unit price or other underlying value
of transaction computed pursuant to Exchange Act Rule
0-11 (set forth the amount on which the filing fee is
calculated and state how it was determined):
	4)	Proposed maximum aggregate value of
transaction:
	5)	Total fee paid:
[  ]	Fee paid previously with preliminary materials.
[  ]	Check box if any part of the fee is offset as
provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement
No.:

	3)	Filing Party:

	4)	Date Filed:



UAM FUNDS TRUST
FPA Crescent Portfolio
(Institutional Service Class Shares)
UAM Funds Service Center
P.O. Box 419081
Kansas City,  MO  64141-6081
1-877-UAM-Link

March 24, 1999

Dear Shareholder:

	Enclosed you will find a proxy statement and proxy card for a special meeting of shareholders of Institutional Service Class Shares of the FPA
Crescent Portfolio. This is a very important meeting, which has been called to vote on a proposal to liquidate your Class.

	The Board of Trustees of UAM Funds Trust, after thorough discussion and consideration, has decided to recommend the liquidation of the Institutional
Service Class of the Portfolio, but believes that since this is your investment capital, the final decision on this matter should be made by you, the shareholders. The Board's reasons for recommending this course are described in the enclosed proxy statement, which you should consider carefully.

	If the shareholders approve the recommendation to liquidate the Institutional Service Class of the Portfolio, the Portfolio will return to you the proceeds of the liquidation of your account. Once you receive your proceeds, you may pursue any investment option you wish. The Portfolio will continue to offer an Institutional Class of shares, which have lower expenses than the Institutional
Service Class. You may easily reinvest your proceeds from the liquidation in Institutional Class shares of the Portfolio by contacting a shareholder service representative at 1-877-UAM-LINK.

	The Board of Trustees regrets any inconvenience this may cause you. We thank you, however, for the confidence that you placed in us. We continue to wish you well in your investments.

Sincerely,

/s/Norton H. Reamer

Norton H. Reamer
Chairman



UAM FUNDS TRUST
FPA CRESCENT PORTFOLIO
(INSTITUTIONAL SERVICE CLASS SHARES)
UAM Funds Service Center
P.O. Box 419081
Kansas City,  MO  64141-6081
1-877-UAM-LINK

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held April 15, 1999

TO THE SHAREHOLDERS OF
INSTITUTIONAL SERVICE CLASS SHARES OF
FPA CRESCENT PORTFOLIO


	Notice is hereby given that a special meeting of shareholders (the "Special Meeting") of the Institutional Service Class ("Class") of FPA Crescent
Portfolio (the "Portfolio"), a series of UAM Funds
Trust (the "Fund"), will be held on April 15, 1999, at the offices of UAM Fund Services, Inc., 211
Congress Street, Boston, MA 02110 at 10:00 a.m. local time. The purpose of the Special Meeting is to consider a proposal:

to liquidate and dissolve the Class, as set forth in a Plan of Liquidation and Dissolution adopted by the Board of Trustees of the Fund; and

to transact such other business as may properly come before the Special Meeting or any adjournment thereof.

	Please read the enclosed proxy statement carefully for information concerning the proposal to be placed before the meeting.

	Shareholders of record at the close of business on March 11, 1999 will be entitled to vote at the meeting. You are invited to attend the Special
Meeting, but if you cannot do so, please complete and sign the enclosed proxy, and return it in the accompanying envelope as promptly as possible. Any shareholder attending the Special Meeting may vote in person even though a proxy has already been returned.

By Order of the Board of Trustees,

/s/Michael E. DeFao

Michael E. DeFao
Secretary

Boston, Massachusetts
March 24, 1999



UAM FUNDS TRUST
FPA CRESCENT PORTFOLIO
(INSTITUTIONAL SERVICE CLASS SHARES)

PROXY STATEMENT

	This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of UAM Funds Trust (the "Fund") on behalf of
FPA Crescent Portfolio (the "Portfolio"), a separate series of the Fund, for use at a Special Meeting of Shareholders to be held at UAM Fund Services, Inc.,
211 Congress Street, Boston, MA on April 15, 1999 at
10:00 a.m. local time, or at any adjournment thereof
(the "Special Meeting").

Proxy Solicitation

	All proxies in the enclosed form that are properly executed and returned to the Portfolio will be voted as provided therein at the Special Meeting or at any adjournment thereof. A shareholder executing and returning a proxy has the power to revoke it at any time before it is exercised by giving written notice of such revocation to the Secretary of the Fund. Signing and mailing the proxy will not affect your right to give a later proxy or to attend the Special Meeting and vote your shares in person.

	The Board of Trustees intends to bring before the Special Meeting the sole matter set forth in the foregoing notice. The persons named in the enclosed proxy and acting thereunder will vote with respect to that item in accordance with the directions of the shareholder as specified on the proxy card. If no choice is specified, the shares will be voted in favor of (i) the proposal to liquidate and dissolve the Institutional Service Class ("Class") of the
Portfolio and return the proceeds to the shareholders of the Class; and (ii) in the discretion of the proxies, any other matter not presently known which may properly come before the meeting or any adjournment thereof.

	In accordance with the Agreement and
Declaration of Trust of the Fund and the General Laws of the State of Delaware, approval of the proposal requires the affirmative vote of the holders of a majority of the outstanding shares of the Class at a meeting at which a quorum is present. The presence in person or by proxy of the holders of thirty percent of the outstanding shares of the Class will constitute a quorum. For purposes of determining the presence of a quorum, abstentions, broker non-votes or withheld votes will be counted as present.

	The Class will bear the entire cost of
preparing, printing and mailing this proxy statement, the proxies and any additional materials which may be furnished to shareholders. Solicitation may be undertaken by mail, telephone, telegraph, and personal contact. It is expected that this Proxy
Statement and form of Proxy will be mailed to shareholders on or about March 24, 1999.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

	Holders of record of the shares of the Class at the close of business on March 11, 1999, will be entitled to vote at the Special Meeting or any adjournment thereof. As of March 11, 1999, the Class had outstanding 262,282.160 shares. The shareholders are entitled to one vote per share on all business to come before the meeting.

	The officers and Trustees of the Fund as a group beneficially own in the aggregate none of the outstanding shares of the Class. As of March 11, 1999, the following shareholders owned of record or beneficially more than five percent of the outstanding shares of the Class:

Chicago Trust Company Trustee, FBO Loews Cineplex P/S
& 401K Retirement Plan, c/o Marshall & Ilsley Trust
Company, 1000 North Water Street, Milwaukee,  WI
53202-6648; 59.04%*

L. Thomas Melly, Alice P. and L. Thomas Melly
Foundation, 65 Broad Street, New York,  NY  10004-
2434; 5.81%*
___________
*	Denotes shares held by a trustee or fiduciary
for which beneficial ownership is disclaimed or presumed disclaimed.


PROPOSAL FOR LIQUIDATION OF THE PORTFOLIO

Background

	The Class began operations on January 27, 1997 as a separate Class of the Portfolio. As of March
11, 1999, the net assets of the Class were approximately $3.8 million. The Portfolio has invested primarily in equity and debt securities using a variety of investment techniques since its inception. The Board of Trustees has considered the total asset level of the Class, the performance of the Class both before and after deducting certain expenses arising from the operation of the Class and the impact on the investment results of the Class of the relatively small size of the Class.

	First Pacific Advisors, Inc. (the "Adviser"), the Portfolio's investment adviser, created the Class primarily to provide an attractive investment option for 401(k) plans. The Adviser relied almost exclusively on UAM Retirement Plan Services, Inc., a wholly-owned subsidiary of United Asset Management
Corporation designed to service 401(k) and other retirement plans, to market shares of the Class.
When UAM Retirement Plan Services ceased providing these services in late 1998, many of the retirement plans that it serviced withdrew their assets from the Class. As a result, the assets attributable to the Class decreased from a high of approximately $20 million to approximately $3.7 million as of March 11, 1999. Without an alternate distribution channel, the Adviser believes that the prospect for renewed growth of the assets of the Class is severely limited.

	Given this decrease, the assets attributable to the Class are not sufficient to allow the Class to maintain a size adequate, in the judgment of the Board, to spread expenses over a sufficient asset base and provide a satisfactory return to shareholders. As a result, the Board instructed the officers of the Fund to investigate what, if any, additional steps or alternative courses would best serve the interest of shareholders.

	The officers of the Fund sought to determine whether a merger or transfer of assets would be possible, and if it would produce desirable results for shareholders. It appeared to the management of the Fund that the small size of the Class, the time required to effect a transaction, and regulatory expenses involved in either a merger or transfer of the assets to the Institutional Class of this Portfolio or to another mutual fund, and current market conditions could make such a course more expensive than the benefit which could be expected by the shareholders. The officers investigated the steps required for liquidation of the Class, subject to presentation of a final report to the Board.

	At a March 11, 1999 meeting, the Board reviewed the limited prospects for renewed growth of the assets of the Class, the efforts and expenses of the Distributor to distribute shares of the Class, and the effect of the operating expenses on the historic and anticipated returns of shareholders. For the most recent fiscal year, the expenses of the Class were 1.73% of the average net assets of the Class. The expense ratio of the Class is expected to be substantially the same for the present fiscal year, and is expected to increase for the next fiscal year at the current net asset level.

	The Board concluded that an increase in fund expenses attributable to the likely discontinuance of the fee waiver and assumption of the expenses in the future, especially when added to the present expenses of the Class, would significantly reduce the returns of the Class. Moreover, the presence of larger funds with similar objectives better able to operate on an efficient basis and provide higher returns to shareholders, made it unlikely that the Class could achieve a significant increase in its current asset size and achieve economies of scale. The Board therefore concluded that it would be in the interest of the shareholders of the Class to liquidate the Class promptly, in accordance with a Plan of Liquidation and Dissolution. (See "General Tax
Consequences" below.)

PLAN OF LIQUIDATION AND DISSOLUTION

	The Board of Trustees has approved the Plan of Liquidation and Dissolution (the "Plan") summarized in this section and set forth as Exhibit A to this proxy statement.

	1.	Effective Date of the Plan and Cessation
of the Business of the Class. The Plan will become effective on the date of its adoption and approval by a majority of the outstanding shares of the Class.
Following this approval, the Portfolio (i) will cease to invest its assets attributable to the Class in accordance with its investment objective and will sell the portfolio securities it owns in order to convert its assets attributable to the Class to cash;
(ii) will not engage in any business activities except for the purposes of winding up the business and affairs of the Class, preserving the value of assets of the Class and distributing the assets attributable to the Class to shareholders after the payment to (or reservation of assets for payment to) all creditors of the Class; and (iii) the Class will terminate in accordance with the laws of the State of Delaware and the Declaration of Trust of the Fund.

	2.	Closing of Books and Restriction of
Transfer and Redemption of Shares. The proportionate interests of shareholders in the assets shall be fixed on the basis of their respective holdings on the Effective Date of the Plan. On such date the books of the Class will be closed and the shareholders' respective assets will not be transferable by the negotiation of share certificates. (Plan, Section 4)

	3.	Liquidating Distribution.  As soon as
possible after approval of the Plan, and in any event within fourteen days thereafter, the Fund on behalf of the Portfolio will mail the following to each shareholder of record of the Class on the effective date of the Plan: (i) to each shareholder not holding stock certificates of the Class, liquidating cash distribution equal to the shareholder's proportionate interest in the net assets of the Class, (ii) to each shareholder holding stock certificates of the Class, a confirmation showing such shareholder's proportionate interest in the net assets of the Class with an advice that such shareholder will be paid in cash upon return of the stock certificates; and (iii) information concerning the sources of the liquidating distribution. (Plan, Section 7)

	4.	Expenses.  The Class will bear all
expenses incurred by it in carrying out the Plan. It is expected that other liabilities of the Class incurred or expected to be incurred prior to the date of the liquidating distribution will be paid by the Class, or set aside for payment, prior to the mailing of the liquidating distribution. The liabilities of the Class relating to the Plan are estimated at no more than $4,435, which includes legal and auditing expenses and printing, mailing, soliciting and miscellaneous expenses arising from the liquidation, which the Class normally would not incur if it were to continue in business. If the Class incurs more than $2,000 in additional liabilities to liquidate the Class, such expenses will be paid by the Adviser.
The total liabilities of the Class prior to the liquidating distribution are estimated to be $4,835.
This amount includes the dissolution expenses referred to above and amounts accrued, or anticipated to be accrued, for custodial and transfer agency services, legal audit and directors fees and printing costs. Any expenses and liabilities attributed to the Class subsequent to the mailing of the liquidating distribution will be borne by the Adviser. (Plan, Section 6 and 8)

	5.	Continued Operation of the Class.  After
the date of mailing of the liquidating distribution, the dissolution of the Class will be effected. The
Plan provides that the Trustees shall have the authority to authorize such variations from or amendments of the provisions of the Plan as may be necessary or appropriate to marshal the assets of the Class and to effect the dissolution, complete liquidation and termination of the existence of the Class and the purposes to be accomplished by the Plan. (Plan, Sections 9 and 10)

GENERAL TAX CONSEQUENCES.

	In general, each shareholder who receives a liquidating distribution will recognize gain or loss for federal income tax purposes equal to the excess of the amount of the distribution over the shareholder's tax basis in the Class shares.
Assuming that the shareholder holds such shares as capital assets, such gain or loss will be capital gain or loss and will be long-term or short-term capital gain depending on the shareholder's holding period for the shares.

	The tax consequences discussed herein may affect shareholders differently depending upon their particular tax situations unrelated to the liquidating distribution, and accordingly, this summary is not a substitute for careful tax planning on an individual basis. SHAREHOLDERS MAY WISH TO
CONSULT THEIR PERSONAL TAX ADVISERS CONCERNING THEIR
PARTICULAR TAX SITUATIONS AND THE IMPACT THEREON OF
RECEIVING THE LIQUIDATING DISTRIBUTION AS DISCUSSED
HEREIN, INCLUDING ANY STATE AND LOCAL TAX
CONSEQUENCES.

	The Fund anticipates that it will retain its qualification as a regulated investment company under the Internal Revenue Code, as amended, during the liquidation period and, therefore, will not be taxed on any of its net income from the sale of its assets.

	Representatives of PricewaterhouseCoopers LLP, independent accountants for the Fund, are not expected to be present at the Special Meeting.

	If the shareholders do not approve the Plan, the Class will continue to exist and operate in accordance with its stated objective and policies.
The Board would meet to consider what, if any, steps to take in the interest of shareholders.

	Shareholders are free to redeem their shares prior to the liquidation.

THE TRUSTEES OF THE FUND RECOMMEND APPROVAL OF THE
PLAN.


GENERAL INFORMATION

INVESTMENT ADVISER, PRINCIPAL UNDERWRITER AND
ADMINISTRATOR.

	The investment adviser to the Portfolio is First Pacific Advisors, Inc., 11400 West Olympic
Boulevard, Suite 1200, Los Angeles, CA  90064. The
Portfolio's principal underwriter is UAM Fund
Distributors, Inc., 211 Congress Street, Boston, MA
02110.  The Portfolio's administrator is UAM Fund
Services, Inc., located at 211 Congress Street,
Boston, MA 02110. The investment adviser, principal underwriter and administrator for the Portfolio are wholly owned subsidiaries of United Asset Management
Corporation. UAM Fund Services, Inc. has sub-contracted some administrative services to Chase
Global Funds Services Company, an affiliate of The
Chase Manhattan Bank, located at 73 Tremont Street,
Boston, MA 02108. UAM Fund Services, Inc. has subcontracted its transfer agent and dividend-disbursing agent services to DST Systems, Inc., located at P.O. Box 419534, Kansas City, Missouri
64141-6534. UAM Fund Services, Inc. has subcontracted sub-shareholder servicing to UAM Shareholder Service
Center, Inc., an affiliate of United Asset Management
Corporation, located at 825 Duportail Road, Wayne,
Pennsylvania 19087.

REPORTS TO SHAREHOLDERS AND FINANCIAL STATEMENTS.

	The Annual Report to shareholders of the Class, including audited financial statements for the Class for the fiscal year ended March 31, 1998, and the Semi-Annual Report to shareholders for the period ended September 30, 1998, have been mailed to shareholders. The Annual Report and the Semi-Annual
Report should be read in conjunction with this Proxy
Statement.  You can obtain a copy of the Annual
Report and the Semi-Annual Report from the Fund, without charge, by writing to the Fund at the address on the cover of this Proxy Statement, or by calling
1-877-UAM-LINK.


OTHER MATTERS

	The Portfolio is not aware of any other matter which is anticipated to come before the Special
Meeting or any adjournment thereof other than the matter set forth herein. Other matters will be considered if notice is given within a reasonable amount of time prior to the meeting. If any other matter may properly come before the meeting, or any adjournment thereof, this proxy would confer discretionary authority on the proxies with respect to acting on any such matters, and the persons named in the proxy have advised that they intend to vote, act, or consent thereunder in accordance with their best judgment at that time with respect to such matters.

By Order of the Board of Trustees,

Michael E. DeFao
Secretary
Dated:  March 24, 1999




Exhibit A
UAM FUNDS TRUST
FPA Crescent Portfolio
(INSTITUTIONAL SERVICE CLASS SHARES)
PLAN OF LIQUIDATION AND DISSOLUTION

	This Plan of Liquidation and Dissolution
("Plan") concerns the Institutional Service Class
Shares ("Class")  of FPA Crescent Portfolio (the
"Portfolio"), a series of UAM Funds Trust (the
"Fund"), which was organized as a Delaware business trust on May 18, 1994 under the name "The Regis Fund
II". On October 31, 1995, the name of the Fund was changed to "UAM Funds Trust". The Fund is registered as an open-end management investment company registered under the Investment Company Act of 1940, as amended ("Act"). The Class began operations on January 24, 1997. The Plan is intended to accomplish the complete liquidation and dissolution of the Class in conformity with all provisions of Delaware law and the Fund's Agreement and Declaration of Trust.

	WHEREAS, the Fund's Board of Trustees, on behalf of the Portfolio, has determined that it is in the best interests of the Portfolio and its shareholders to liquidate and dissolve the Class;
and

	WHEREAS, at a meeting of the Board of Trustees on March 11, 1999, it considered and adopted this Plan as the method of liquidating and dissolving the Class and directed that this Plan be submitted to shareholders of the Class for approval;

	NOW THEREFORE, the liquidation and dissolution of the Class shall be carried out in the manner hereinafter set forth:

	1.	Effective Date of Plan.  The Plan shall
be and become effective only upon the adoption and approval of the Plan, at a meeting of shareholders called for the purpose of voting upon the Plan, by the affirmative vote of the holders of a majority of the outstanding voting securities of the Class. The day of such adoption and approval by shareholders is hereinafter called the "Effective Date."

	2.	Dissolution.  As promptly as practicable,
consistent with the provisions of the Plan, the Class shall be dissolved in accordance with the laws of the State of Delaware and the Fund's Agreement and Declaration of Trust ("Dissolution").

	3.	Cessation of Business.  After the
Effective Date of the Plan, the Class shall cease its business and shall not engage in any business activities except for the purposes of winding up its business and affairs, marshalling and preserving the value of its assets and distributing its assets to shareholders in accordance with the provisions of the Plan after the payment to (or reservation of assets for payment to) all creditors of the Class.

	4.	Restriction of Transfer and Redemption of
Shares. The proportionate interests of shareholders in the assets of the Class shall be fixed on the basis of their respective stockholdings at the close of business on the Effective Date of the Plan. On the Effective Date, the books of the Class shall be closed. Thereafter, unless the books are reopened because the Plan cannot be carried into effect under the laws of the State of Delaware or otherwise, the shareholders' respective interests in the Class' assets shall not be transferable by the negotiation of share certificates.

	5.	Liquidation of Assets.  As soon as is
reasonable and practicable after the Effective Date, all portfolio securities allocable to the Class shall be converted to cash or cash equivalents.

	6.	Payment of Debts.  As soon as practicable
after the Effective Date, the Portfolio shall determine and pay, or set aside in cash equivalent, the amount of all known or reasonably ascertainable liabilities allocable to the Class incurred or expected to be incurred prior to the date of liquidating distribution provided for in Section 7, below.

	7.	Liquidating Distribution.  As soon as
possible after the Effective Date of the Plan, and in any event within 14 days thereafter, the Portfolio shall mail the following to each shareholder of record of the Class on the Effective Date: (1) to each shareholder not holding stock certificates of the Class, a liquidating distribution equal to the shareholder's proportionate interest in the net assets of the Class; (2) to each shareholder holding stock certificates of the Class, a confirmation showing such shareholder's proportionate interest in the net assets of the Class with an advice that such shareholder will be paid in cash upon return of the stock certificate; and (3) information concerning the sources of the liquidating distribution.

	8.	Management and Expenses of the Portfolio
Subsequent to the Liquidating Distribution.  The
Class shall bear all expenses allocable to it in carrying out this Plan of Liquidation and Dissolution including, but not limited to, all printing, legal, accounting, custodian and transfer agency fees, and the expenses of any reports to or meeting of shareholders. Any expenses and liabilities allocable to the Class subsequent to the mailing of the liquidating distribution will be borne by First
Pacific Advisors, Inc., the Portfolio's investment adviser.

	9.	Power of Board of Trustees.  The Board,
and subject to the trustees, the officers, shall have authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including the execution and filing of all certificates, documents, information returns, tax returns and other papers which may be necessary or appropriate to implement the Plan. The death, resignation or disability of any director or any officer of the Fund shall not impair the authority of the surviving or remaining directors or officers to exercise any of the powers provided for in the Plan.

	10.	Amendment of Plan.  The Board shall have
the authority to authorize such variations from or amendments of the provisions of the Plan as may be necessary or appropriate to effect the marshalling of Class assets allocable to and the dissolution, complete liquidation and termination of the existence of the Class, and the distribution of the net assets allocable to shareholders of the Class in accordance with the laws of the State of Delaware and the purposes to be accomplished by the Plan.


UAM FUNDS TRUST on behalf of
FPA Crescent Portfolio
(Institutional Service Class Shares)
For the Board of Trustees


By:_______________________
	Norton H. Reamer
	Chairman
Date:  April 15, 1999
Accepted:
FIRST PACIFIC ADVISORS, INC.


By:_____________________
Name:
Title:

THIS PROXY IS SOLICITED
ON BEHALF OF THE BOARD OF TRUSTEES
OF THE FUND

UAM FUNDS TRUST
Institutional Service Class of FPA Crescent Portfolio
Proxy for Special Meeting of Shareholders April 15,
1999

KNOW ALL MEN BY THESE PRESENT, that the undersigned hereby constitutes and appoints Michael DeFao and Robert Flaherty, or either of them, with power of substitution, as attorneys and proxies to appear and vote all of the shares of stock outstanding in the name of the undersigned at the Special Meeting of Shareholders of the Institutional Service Class of the FPA Crescent Portfolio of UAM Funds Trust to be held at the offices of UAM Fund Services, Inc., 211
Congress Street, Boston, Massachusetts 02110, at
10:00 a.m. local time on April 15, 1999, and at any and all adjournments thereof; and the undersigned hereby instructs said attorneys to vote:

1. 	To approve the liquidation and dissolution of
the Institutional Service Class of FPA Crescent
Portfolio, as set forth in a Plan of Liquidation and Dissolution adopted by the Board of Trustees of UAM
Funds Trust.

FOR      AGAINST      ABSTAIN
/__/      /__/         /__/

2.	Any other business which may properly come
before the meeting or any other adjournment thereof.
The management knows of no other such business.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS
SPECIFIED IN THE FOREGOING ITEM 1, BUT IF NO CHOICE
IS SPECIFIED, THEY WILL BE VOTED FOR APPROVAL OF ITEM
1.
	Dated:	__________, 1999
________________________

Signature of Shareholder

________________________

(Signature of all joint owners is required.
Fiduciaries please indicate your full title.) If any other matters properly come before the meeting about which the proxy holders were not aware prior to the time of the solicitation, authorization is given the proxy holders to vote in accordance with the views of management thereon. The management is not aware of any such matters.
PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY
IN THE ENCLOSED ENVELOPE.